Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-217750 of our reports dated March 2, 2017, relating to the consolidated financial statements of UCP, Inc., and the effectiveness of UCP, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of UCP, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/DELOITTE & TOUCHE LLP

San Diego, CA

June 7, 2017